EXHIBIT 10.2



                              DATED 15th June 2007




                 (1) BIOTECHNOLOGY RESEARCH CORPORATION LIMITED

                              (2) GERON CORPORATION

                           (3) TA THERAPEUTICS LIMITED











           ----------------------------------------------------------

                  AMENDED AND RESTATED JOINT VENTURE AGREEMENT
           ----------------------------------------------------------


                                    CONTENTS
                                    --------

1.       Definitions and Interpretation.......................................................................1
2.       Share Capital and Capital Contributions.............................................................11
3.       The Business........................................................................................13
4.       Directors...........................................................................................14
5.       Prior Approval Required for Certain Board and Shareholders Actions..................................16
6.       Discovery Research Program and Joint Discovery Research Committee...................................18
7.       Joint Development Committee.........................................................................19
8.       New Issues of Shares and Finance....................................................................19
9.       Transfer of Shares..................................................................................21
10.      Undertakings not to Compete.........................................................................22
11.      Further Post Closing Provisions.....................................................................24
12.      Termination.........................................................................................25
13.      Effect of Winding Up of the Company or a Shareholder Transferring its Shares........................26
14.      Undertakings Regarding the Operations of the Company................................................27
15.      Distribution Policy.................................................................................28
16.      Warranties..........................................................................................28
17.      Confidentiality.....................................................................................29
18.      Intellectual Property...............................................................................30
19.      Expert Determination of Certain Matters.............................................................33
20.      Mutual Co-operation.................................................................................34
21.      Restrictions on Announcements.......................................................................35
22.      No Partnership......................................................................................35
23.      Conflict with Articles of Association...............................................................35
24.      Remedies............................................................................................35
25.      Costs...............................................................................................36
26.      Assignment..........................................................................................36
27.      Entire Agreement....................................................................................36
28.      Variation...........................................................................................36
29.      Notices.............................................................................................36
30.      Waiver..............................................................................................37
31.      Severability........................................................................................37
32.      Counterparts........................................................................................37
33.      Governing Law and Dispute Resolution................................................................37
Schedule 1 Pre-Emption Provisions............................................................................39
Schedule 2 Amendment to Geron Licence Agreement..............................................................41
Schedule 3 Existing Compounds................................................................................46
Schedule 4 Discovery Research Program........................................................................47

THIS AGREEMENT is made on the 15th day of June 2007

BETWEEN:

(1) BIOTECHNOLOGY RESEARCH CORPORATION LIMITED, a company incorporated under the laws of Hong Kong whose registered office is at The Hong Kong University of Science and Technology, Clear Water Bay, Kowloon, Hong Kong ("BRC").

(2) GERON CORPORATION, a company incorporated under the laws of the state of Delaware whose registered office is at 230 Constitution Drive, Menlo Park, California 94025, United States of America ("Geron").

(3) TA THERAPEUTICS LIMITED, a company incorporated under the laws of Hong Kong whose registered office is at 14th Floor, Hutchison House, 10 Chater Road, Central, Hong Kong (the "Company").

RECITALS:

(A) BRC and Geron have established the Company as a joint venture company for the purposes of carrying on the Business (as defined below), and in connection therewith, entered into the Original Joint Venture Agreement.

(B) The Shareholders have entered into the Restructuring Agreement (as defined below) to restructure their respective interests in the Company.

(C) It is a requirement of Closing (as defined below) that the Shareholders enter into this Agreement for the purposes of amending and restating the Original Joint Venture Agreement.

(D) Each of the Parties enters into this Agreement in consideration of each of the other Parties entering into this Agreement and accepting the terms, undertakings and covenants contained herein.

TERMS AGREED:

1.       Definitions and Interpretation

1.1 In this Agreement and the Recitals, where the context so admits, the following words and expressions shall have the following meanings:

     "Affiliate" means, in respect of a person, any other person who has Control of, is under the Control of or is under common Control with the first mentioned person and includes an Affiliated Company of the first mentioned person.

     "Affiliated Company" means in relation to any company, any Associated Company of such company and any company in which such company or any holding company of such company holds or controls directly or indirectly not less than 20% of the issued share capital, provided that, for the purposes of the foregoing, the terms "company" and "holding company" shall be deemed to include, in addition to a body corporate, any other type of legal entity, including any limited liability company, unincorporated association, firm, partnership, joint venture, consortium, association, organisation or trust, and the meanings given to the terms "company" and "holding company" in the Companies Ordinance shall, for the purposes of the foregoing, be deemed to apply, mutatis mutandis, to such other entities;

     "Amended BRC Services Agreement" means the amended services agreement entered into on the date of this Agreement between the Company and BRC;

     "Ancillary Agreements" means the BRC Licence Agreement, the Amended BRC Services Agreement, the Geron Licence Agreement and the Geron Services Agreement;

     "Articles of Association" means the new Articles of Association of the Company adopted as of the date of this Agreement and any reference to an "Article" shall be a reference to that article of the Articles of Association;

     "Associated Company" means, in relation to any company, any subsidiary or holding company of that company or any other subsidiary of such holding company (and for this purpose, HKUST shall be deemed to be a holding company of BRC until such time as when BRC ceases to be a subsidiary of HKUST), provided that, for the purposes of the foregoing, the terms "company", "subsidiary" and "holding company" shall be deemed to include, in addition to a body corporate, any other type of legal entity, including any limited liability company, unincorporated association, firm, partnership, joint venture, consortium, association, organisation or trust, and the meanings given to the terms "company" and "holding company" in the Companies Ordinance shall, for the purposes of the foregoing, be deemed to apply, mutatis mutandis, to such other entities;

     "Background IP" means Intellectual Property existing as of 1 March 2005 or at any time thereafter other than the Existing IP, a licence under which is necessary for the development and/or commercialisation of products in the Field of Use;

     "Board" means the Company's board of directors;

     "BRC Background IP" means Background IP owned by or licensed to BRC or HKUST or any Affiliated Companies Controlled by BRC or HKUST, under which BRC or such Affiliated Company of BRC or HKUST is legally permitted to grant licences;

     "BRC Director" means a Director appointed by BRC pursuant to Clause 4.1;

     "BRC Existing IP" means Existing IP owned by or licensed to BRC or HKUST or any Affiliated Companies Controlled by BRC or HKUST under which BRC, HKUST or such Affiliated Company of BRC or HKUST is legally permitted to grant licences;

     "BRC Licence Agreement" means the licence agreement dated 21 March 2005 entered into between the Company and BRC;

     "Business" means the business of the Company as described in Clause 3 and such other business as the Board may determine should be carried on by the Company (subject always to Clause 5.1);

     "Business Day" means a day (other than a Saturday or a Sunday) on which banks are open for business in both Hong Kong and California;

     "Closing" has the meaning specified in the Restructuring Agreement;

     "Collaboration Inventions" means any and all inventions, discoveries, improvements, modifications, innovations, Derivative Compounds or Intellectual Property (including without limitation materials and rights therein), whether or not patentable, that are made, created, developed, discovered, conceived, or reduced to practice (i) by an employee of the Company or of either BRC or Geron or any of the Affiliated Companies Controlled by either BRC or Geron in the course of activities in the Collaboration Program, or (ii) by a Third Party or an Affiliated Company of either BRC or Geron which is not Controlled by either BRC or Geron in the performance of a contract in support of the Collaboration Program (but only to the extent that the Company, BRC or Geron or their relevant Affiliated Companies has rights in such invention);

     "Collaboration Product" means any product that is described in, is claimed in, incorporates or contains any Collaboration Technology;

     "Collaboration Program" means the research, development, commercialization, and other activities of the Parties under this Agreement;

     "Collaboration Technology" means Background IP, Existing IP and Collaboration Inventions;

     "Companies Ordinance" means the Companies Ordinance (Chapter 32 of the Laws of Hong Kong);

     "company" means any company or body corporate wherever incorporated;

     "Control" when used with respect to any person means the possession, directly or indirectly, of power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities, the right to control the composition of the governing body of the person or by contract or otherwise and "Controlled" shall have a correlative meaning and a "change in Control" shall be deemed to have occurred if any person having previously Controlled the relevant person, ceases to do so, or if any person acquires Control of the relevant person;

     "Deed of Adherence" means a deed in a form reasonably acceptable to the Shareholders pursuant to which a transferee or allottee of Shares agrees to be bound by all the terms of this Agreement as if it had been a signatory to this Agreement subject to any changes herein as are made in accordance with the provisions of Clause 8.4;

     "Default Notice" means the written notice given by the non-defaulting Shareholder to the Defaulter of the occurrence of an Event of Default;

     "Defaulter" means with respect to an Event of Default, the Shareholder who has committed or suffered any of the acts or events referred to in the definition of Event of Default (whether or not that Shareholder has received notice of breach under that definition);

     "Derivative Compound" means any molecule or substance derived by or on behalf of the Company from any Existing Compound, including, without limitation, any modification, purification, analog, or synthetic reproduction of any Existing Compound;

     "Director" means any director of the Company from time to time;

     "Discovery Research Program" has the meaning specified in Clause 6.1;

     "DRP Completion Date" has the meaning specified in Clause 6.1;

     "Event of Default" means the occurrence of any of the following:

     (i) if (A) a proceeding is commenced in a court of competent jurisdiction and is not dismissed within 30 days, or an order is made by a court of competent jurisdiction or an effective resolution is passed, for the winding-up, insolvency, administration, reorganisation, reconstruction, dissolution or bankruptcy of the Defaulter (in each case, other than in the course of a bona fide reorganisation or restructuring whilst solvent, including without limitation by merger, consolidation, or sale of assets) or for the appointment of a liquidator, receiver, administrator, trustee or similar officer of the Defaulter or of all or substantially all of its business or assets; (B) the Defaulter stops or suspends payments to its creditors generally or is unable or admits its inability to pay its debts as they fall due or enters into any composition or other arrangement with its creditors or is declared or becomes bankrupt or insolvent; or (C) a creditor takes possession of all or substantially all of the business or assets of the Defaulter or any execution or other legal process is enforced against all or substantially all of the business or assets of the Defaulter and is not discharged within 30 days;

     (ii) if the Defaulter is in material breach of its obligations hereunder (or under any of the Ancillary Agreements) and such breach, if capable of remedy, has not been remedied to the reasonable satisfaction of the other Shareholder (or of the Company, in the case of the Ancillary Agreements) at the expiry of (a) in the case of a failure to make a payment, 14 days, and (b) in any other case, 60 days, following receipt by the Defaulter of written notice from the non-defaulting Shareholder specifying the breach and reasonably indicating the steps required to be taken to remedy the failure;

     (iii) if the Defaulter ceases to carry on its business or any substantial part thereof, or disposes of, or any governmental or other authority expropriates, all or substantially all of its business or assets, provided that this shall not apply to a bona fide reorganisation or restructuring of the Defaulter whilst solvent (including without limitation by merger or consolidation or sale of assets); and

     (iv) in the case of BRC only, BRC ceases to be under the Control of HKUST, The Hong Kong Jockey Club and/or The Hong Kong Jockey Club Charities Trust provided that no Event of Default shall be deemed to have occurred if, with the consent in writing of Geron (such consent not to be unreasonably withheld or delayed) BRC becomes and remains under the Control of an entity Controlled by The Hong Kong Jockey Club and/or The Hong Kong Jockey Club Charities Trust;

     "Existing Compounds" means the compounds described in Schedule 3;

     "Existing IP" means the Intellectual Property that existed as at 1 March 2005 to the extent it was directed to TA or TA Compounds;

     "Expert" has the meaning given to it in Clause 19.1;

     "Field of Use" means the use of TA for Human Therapeutics;

     "Geron Background IP" means Background IP owned by or licensed to Geron or any of the Affiliated Companies Controlled by Geron, under which Geron or such Affiliated Company is legally permitted to grant licences or sublicences (as the case may be);

     "Geron Director" means a Director appointed by Geron pursuant to Clause
4.1;

     "Geron Existing IP" means Existing IP owned by or licensed to Geron or any of the Affiliated Companies Controlled by Geron, under which Geron or such Affiliated Company is legally permitted to grant licences or sublicences (as the case may be);

     "Geron Licence Agreement" means the licence agreement dated 21 March 2005 between the Company and Geron;

     "Geron Services Agreement" means the services agreement dated 21 March 2005 between the Company and Geron;

     "HKUST" means The Hong Kong University of Science and Technology;

     "holding company" has the meaning attributed to it in section 2 of the Companies Ordinance;

     "Hong Kong" means the Hong Kong Special Administrative Region of the People's Republic of China;

     "Human Therapeutics" means any therapeutic or prophylactic products or applications of products the marketing, use or sale of which in the U. S. requires approval by the U.S. Food and Drug Administration of any such product as a therapeutic or prophylactic drug, biologic or combination product;

     "Intellectual Property" means patents, registered designs, design rights, knowhow, trade marks, service marks, copyrights, trade secrets and other confidential information, Internet domain names of any level, design rights, rights in circuit layouts, topography rights, business names, registrations of, applications to register (including without limitation patent applications) and rights to apply for registration of any of the aforesaid items, rights in the nature of any of the aforesaid items in any country, rights in the nature of unfair competition rights and rights to sue for passing off;

     "Joint Development Committee" has the meaning given to it in Clause 7.1;

     "Joint Discovery Research Committee" has the meaning given to it in Clause 6.3;

     "Net" means, in relation to revenue, gross revenue received by the seller, less any applicable sales and value added taxes but excluding income tax and in the case of revenue from sales of products less (a) government-imposed duties,
(b) trade or cash discounts and rebates, and (c) shipping, insurance and freight costs borne by the seller;

     "Original Joint Venture Agreement" means the Joint Venture Agreement dated 1 March 2005 between BRC and Geron;

     "Parties" means the parties to this Agreement and "Party" means any one of them including any other person who becomes a Shareholder of the Company and who agrees to be bound by the provisions of this Agreement by executing a Deed of Adherence;

     "Prescribed Price" means the price per Share (as of the date of the written notice specified under either Clause 12.3 or Clause 12.4.2) (i) as agreed by the Shareholders, or (ii) in the event the Shareholders do not agree on the Prescribed Price per Share within 30 days of the relevant written notice, as determined by an Expert in accordance with Clause 19 below;

     "Product" means a product for which either (i) the manufacture, (ii) sale or (iii) use thereof would, but for a license, infringe a Valid Patent Claim to a Collaboration Invention and / or within the Geron Existing IP in the country of such manufacture, sale or use;

     "Prospective Purchaser" has the meaning given to it in paragraph (C) of
Schedule 1;

     "Purchase Notice" has the meaning given to it in paragraph (E) of Schedule
1;

     "Recipient" has the meaning given to it in paragraph (C) of Schedule 1;

     "Relevant Percentage" means, in relation to a Shareholder, a fraction, the numerator of which is the total number of Shares held by that Shareholder at the time in question and the denominator of which is the total number of Shares in issue at that time;

     "Relevant Shares" has the meaning given to it in paragraph (C) of Schedule
1;

     "Restructuring Agreement" means the restructuring agreement dated 15th June 2007 entered into between BRC and Geron providing among other things for the restructuring of the Shareholders' equity interests in the Company;

     "SIAC" means the Singapore International Arbitration Centre;

     "Share" means any share (of whatever class or denomination) in the share capital from time to time of the Company;

     "Shareholder" means any registered holder of one or more Shares from time to time;

     "subsidiary" has the meaning attributed to it in section 2 of the Companies Ordinance;

     "TA" means directly or indirectly inducing the expression, or increasing the level of expression, or otherwise increasing the activity of endogenous telomerase in a cell or organism;

     "TA Compounds" means compounds that induce TA, including the Existing Compounds;

     "Third Party" means any person other than BRC, Geron or any of their Affiliated Companies;

     "Third Party Interest" means and includes any interest or equity of any person (including any right to acquire, option or right of pre-emption), voting arrangement, mortgage, charge, pledge, bill of sale, lien, deposit, hypothecation, assignment or any other encumbrance, priority or security interest or arrangement or interest under any contract or trust or any other Third Party interest of whatsoever nature over or in the relevant property;

     "Transfer Notice" has the meaning given to it in paragraph (C) of Schedule
1;

     "Transferor" has the meaning given to it in paragraph (C) of Schedule 1;

     "U.S." means the United States of America;

     "US$" means United States dollars, the lawful currency of the United States of America; and

     "Valid Patent Claim" means a claim of a pending patent application or an issued and unexpired patent, which claim has not been revoked or held unenforceable or invalid by a decision of a court or other governmental agency of competent jurisdiction, and which claim has not been disclaimed, denied or admitted to be invalid or unenforceable through reissue, re-examination or disclaimer or otherwise as of the date of sale of a Product.

1.2 Save where the context otherwise requires words and phrases the definitions of which are contained or referred to in the Companies Ordinance shall be construed as having the meaning thereby attributed to them.

1.3 Any references, express or implied, to statutes or statutory provisions shall be construed as references to those statutes or provisions as respectively amended or re-enacted or as their application is modified from time to time by other provisions (whether before or after the date hereof) and shall include any statutes or provisions of which they are re-enactments (whether with or without modification) and any orders, regulations, instruments or other subordinate legislation under the relevant statute or statutory provision. References to sections of consolidating legislation shall wherever necessary or appropriate in the context be construed as including references to the sections of the previous legislation from which the consolidating legislation has been prepared.

1.4 References to any document (including this Agreement) are references to that document as amended, consolidated, supplemented, novated or replaced from time to time;

1.5 References in this Agreement to recitals, clauses, paragraphs and schedules are to clauses and paragraphs in and recitals and schedules to this Agreement (unless the context otherwise requires). The Recitals and Schedules to this Agreement shall be deemed to form part of this Agreement.

1.6 Headings are inserted for convenience only and shall not affect the construction of this Agreement.

1.7 References to the Shareholders and the Company include their respective successors and permitted assigns.

1.8 References to "persons" shall include any individual, any form of body corporate, unincorporated association, firm, partnership, joint venture, consortium, association, organisation or trust (in each case whether or not having a separate legal personality).

1.9 References to writing shall include any methods of reproducing words in a legible and non-transitory form.

1.10 The masculine gender shall include the feminine and neuter and the singular number shall include the plural and vice versa.

1.11 In construing this Agreement:

     1.11.1 the rule known as the ejusdem generis rule shall not apply and, accordingly, general words introduced by the word "other" shall not be given a restrictive meaning by reason of the fact that they are preceded by words indicating a particular class of acts, matters or things; and

     1.11.2 general words shall not be given a restrictive meaning by reason of the fact that they are followed by particular examples intended to be embraced by the general words.

2.       Share Capital and Capital Contributions

2.1 As at the date of this Agreement, immediately following Closing, BRC and Geron are the legal and beneficial owners of the following Shares:

                  Shareholder         Number and Class of Shares
                  -----------         --------------------------

                  Geron               * fully paid up Shares

                  BRC                 * fully paid up Shares
                                      1 partly paid  Share,  paid up as to
                                      US1.00  (being the nominal  value of
                                      such Share)

2.2 BRC agrees and undertakes to pay to the Company in cash an amount of US$* by way of share premium on its partly paid Share in two installments, being as to US$* on * and as to US$* on * (together being the "Agreed Premium Amount").


-------------

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

2.3 As soon as practicable following Closing, the Shareholders agree to procure that all such steps as are necessary are taken to procure that the share premium payable on the one partly paid Share legally and beneficially owned by BRC shall be reduced from US$* to US$* by means of a lawful reduction of capital in accordance with the Companies Ordinance (the amount of US$* by which the capital of the Company is to be reduced being the "Reduction Amount"). The costs and expenses relating to application to Court and the reduction procedure shall be borne by the Company. If the Court shall not approve such reduction, then each of Geron and BRC shall as soon as reasonably practicable take all commercially reasonable steps in order to procure that the one (1) partly paid Share held by BRC (the "BRC Partly Paid Share") shall be lawfully repurchased by the Company in accordance with the Companies Ordinance after * and after the payment in full of the balance of the Agreed Premium Amount under Clause 2.2 and for this purpose:

     2.3.1 the Parties agree to enter into and to procure the Company to enter into such documentation as is necessary to give effect to such repurchase;

     2.3.2 subject to payment to the Company of the Reduction Amount then outstanding on the BRC Partly Paid Share to make it paid up in full, such repurchase shall be made for a consideration of US$*;

     2.3.3 Geron shall pay to the Company the amount of US$* for and on behalf of * referred to in Clause 2.3.2;

     2.3.4 *; and

     2.3.5 the Company shall bear the legal costs, filing fees and other charges relating to the repurchase.

2.4 For so long as the Company shall remain under the Control of Geron, Geron undertakes to procure that the Company shall not:

     2.4.1 make a call on BRC in respect of the amount of the Reduction Amount;

     2.4.2 make any claim against BRC for any damages arising from the non-payment when due of the capital contributions that were required to be made by BRC prior to the date of this Agreement under clause 3.1 and schedule 7 of the Original Joint Venture Agreement; or

     2.4.3 make any claim against BRC on or after the commencement of a voluntary winding up of the Company for the unpaid balance of the Agreed Premium Amount,

         provided always that Clauses 2.4.1 and 2.4.2 shall be deemed not to affect BRC's liability to pay the amounts referred to in Clause 2.2 above comprising the Agreed Premium Amount on the dates for payment specified in that Clause, or any deemed call or right of the Company to make a call in respect of such amounts.

-------------
* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

2.5 Unless BRC shall have defaulted in payment of an instalment of the Agreed Premium Amount and such default shall not have been remedied, Geron further agrees to pay to the Company on behalf of BRC *% of the amount of any call that is made by the Company at any time after the execution of this Agreement in respect of the Reduction Amount, such payment by Geron to be made as soon as reasonably practicable following receipt of written notice to Geron of such call and in any event simultaneously with the payment to the Company of the balance of *% of the amount of such call by BRC provided that, for the avoidance of doubt, this Clause 2.5 shall not apply to any payment in respect of the Reduction Amount made in connection with the repurchase contemplated under Clause 2.3.

2.6 The Parties agree that the US$* paid or payable to the Company by BRC in respect of the subscription price of its partly paid Share on or before the DRP Completion Date shall, subject to Clause 6.2, be applied following receipt to the costs and expenses of the Discovery Research Program. To the extent that any part of the subscription price payable by BRC for its partly paid Share is not expended by the Company towards the Discovery Research Program before the DRP Completion Date, such funds shall be applied in accordance with Clause 2.7, provided that, without the prior written consent of BRC, in no event shall any such funds be applied with respect to any expense or work unless such expense shall have been incurred, or such work shall have been undertaken, at HKUST.

2.7 Unless otherwise directed by the Board, and unless already expended by the Company at the date of this Agreement, and except as provided in Clause 2.6, all amounts received by the Company before or after the date of this Agreement from either Shareholder by way of subscription monies for Shares shall be applied to work directed by the Joint Development Committee, as specified in Clause 7, or if not so required then in such manner as the Board shall determine but, for the avoidance of doubt, except as provided in Clause 2.6 or otherwise approved by the Board such funds shall not be applied towards additional work or expenses in connection with the Discovery Research Program.

3.       The Business

3.1 The Parties shall procure that the Business shall be the carrying on all or any of the following activities: to conduct research, development and commercialisation of Intellectual Property and technology in the Field of Use, including without limitation the development and commercialisation of the Collaboration Products.

3.2 Subject to Clauses 5.1 and 5.4, the Business shall be conducted in accordance with the business plan approved by the Board from time to time. During the period from the date of this Agreement to the DRP Completion Date, the business plan shall incorporate the work plan for the Discovery Research Program as specified in Schedule 4. Each of the Parties shall use its respective reasonable endeavours, without being required to incur any financial obligation (other than as expressly set out in this Agreement), to promote the interests of the Company, to ensure that the

-------------

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

3.3 Company conducts the Business with energy and efficiency and to facilitate the promotion of the Business. Each Shareholder hereby covenants with the other Shareholder that it shall at all times act in good faith towards the other in connection with this Agreement and in relation to the conduct of the Business and the interests of the Company, and further, shall act in what it reasonably believes to be the best interest of the Company and not act contrary to what it reasonably believes to be the interests of the Company or the Company's conduct of the Business.

4.       Directors

4.1 The maximum number of Directors shall be six, unless otherwise agreed in writing by the Shareholders. At such times as a Shareholder owns (i) at least 10% but less than 20% of the total issued Shares, such Shareholder shall be entitled to appoint and at any time remove or substitute one Director; (ii) at least 20% but not more than 40% of the total issued Shares, such Shareholder shall be entitled to appoint and at any time remove or substitute two Directors; (iii) more than 40% but less than 60% of the total issued Shares, such Shareholder shall be entitled to appoint and at any time remove or substitute three Directors; (iv) at least 60% but not more than 80% of the total issued Shares, such Shareholder shall be entitled to appoint and at any time remove or substitute four Directors; (v) more than 80% but not more than 90% of the total issued Shares, such Shareholder shall be entitled to appoint and at any time remove or substitute five Directors; and
         (vi) more than 90% of the total issued Shares, such Shareholder shall be entitled to appoint and at any time remove or substitute six Directors.

4.2 A Shareholder may appoint or remove a Director by depositing written notice at the Company's registered office and by sending a copy of the same to the other Shareholder.

4.3 In the event that any Shareholder disposes of all its Shares, such Shareholder shall immediately procure the resignation of all the Directors at the time holding office by reason of their nomination by such Shareholder. In the event that the Relevant Percentage of a Shareholder falls below any of the relevant shareholding thresholds set out in Clause 4.1, such Shareholder shall comply with Clause 4.1 and immediately procure the resignation of the relevant number of Director(s) at the time holding office by reason of their nomination by such Shareholder.

4.4 Any Shareholder removing a Director in accordance with this Clause 4 and the relevant provisions of the Articles of Association shall be responsible for and shall hold harmless the other Shareholder and the Company from and against any claim for damages, loss of office, wrongful dismissal or otherwise arising out of such removal and any reasonable costs and expenses incurred in defending such proceedings including, but without prejudice to the generality of the foregoing, legal costs actually incurred.

4.5 The Board shall meet from time to time as required. At each meeting of the Board and in respect of each resolution proposed to the Board each Director shall have one vote. Subject to Clause 4.10, Clause 4.11, Clause 5.1 and 5.4, all resolutions of the Board shall be passed by simple majority vote.

4.6 Unless waived by a majority of the Directors, not less than seven days' notice, which period of notice shall be exclusive of the day on which the notice is served or deemed to be served and the day for which the meeting is called, of all meetings of the Board shall be given to each Director and shall be accompanied by an agenda of the business to be transacted at such meeting together with all papers to be circulated or presented to the same. Within no more than ten days after each such meeting, a certified copy of the minutes of that meeting shall be delivered to each Director.

4.7 The chairman of the Board (the "Chairman") shall at all times be a Director appointed by the Shareholder holding more than 50% of the Shares (or if no Shareholder holds more than 50% of the Shares, then determined by ordinary resolution of Shareholders). In the case of an equality of votes at any meeting of the Board or of the Shareholders, the Chairman shall not be entitled to a second or casting vote.

4.8 No meeting of the Board may proceed to business nor transact any business unless a quorum is present at the start of and throughout such meeting. A quorum of the Board shall be one BRC Director and two Geron Directors present in person or represented by an alternate. In the event that a quorum of the Directors is not so present at the start of and throughout a duly convened Board meeting, that meeting shall be adjourned to the same time and place on the same day in the next week or as otherwise agreed by a simple majority of the Directors and a quorum at such adjourned meeting shall consist of any three Directors present in person or represented by an alternate.

4.9 Each Director may in accordance with and subject to the Articles of Association, appoint an alternate to represent him at meetings of the Board which he is unable to attend. Such alternate shall be entitled to attend and vote at meetings of the Board and to be counted in determining whether a quorum is present. Each alternate director shall have one vote for every Director whom he represents in addition to any vote of his own.

4.10 Subject only to Clauses 5.1 and 5.4, a resolution of the Board shall be validly passed if the text of the resolution has been signed or approved by all of the Directors or their respective alternates in accordance with the Articles.

4.11 Subject only to Clauses 5.1 and 5.4, the business of the Company shall be managed by the Board which may delegate its powers to the Joint Discovery Research Committee, the Joint Development Committee or such other committees of the Board as it may determine. Any such committee shall, in the exercise of the powers so delegated, conform to any regulations that may be imposed on it by the Board. If the Board so authorises or requests, auditors, consultants, advisers and employees shall be permitted to attend and speak at meetings of the Board, but not to vote.

4.12 Directors may participate in a meeting of the Board by means of telephone conference, video conferencing or similar communications equipment whereby all persons participating in the meeting can hear each other and such participation shall constitute presence in person.

4.13 Each Shareholder hereby consents to receiving not less than seven days' notice (or such shorter notice as consented to by the Shareholders in writing) of each Shareholders' meeting, which period of notice shall be exclusive of the day on which the notice is served or deemed to be served and the day for which the meeting is called and each such notice shall specify the business to be transacted thereat. The quorum for Shareholders' meetings shall be at least one duly authorised representative of BRC and at least one duly authorised representative of Geron, with each Share having one vote. A quorum must be present at the beginning of and throughout each meeting. In the event that a quorum of Shareholders is not present at the start of and throughout a duly convened Shareholders' meeting, that meeting shall be adjourned to the same time and place on the same day in the next week and a quorum at such adjourned meeting shall consist of the duly authorised representative of any Shareholder present at such adjourned meeting. The Chairman shall preside as chairman at every Shareholders' meeting. Questions arising at any Shareholders' meeting shall be decided by a simple majority vote of those present or participating via other permitted means and entitled to vote, except where a greater majority is required by the Articles of Association, any agreement between the Shareholders or by any relevant law and in the case of an equality of votes, the Chairman shall not have a casting vote. Any Shareholder may require a vote to be taken on a poll. Shareholders may participate in a Shareholders' meeting by means of telephone conference, video conferencing or similar communications equipment whereby all persons participating in the meeting can hear each other and such participation shall constitute presence in person or by proxy or representative. Shareholders' resolutions may be passed by circular resolutions signed by or on behalf of all the Shareholders.

4.14 Each Shareholder shall use all its reasonable efforts to attend at each general meeting of the Company. Each Shareholder shall exercise or refrain from exercising any voting rights or other powers of control so as to ensure the passing of any and every resolution necessary or desirable to procure that the affairs of the Company are conducted in accordance with the provisions of this Agreement and otherwise to give full effect to the provisions of this Agreement and likewise to ensure that no resolution is passed which does not accord with such provisions.

5.       Prior Approval Required for Certain Board and Shareholders Actions

5.1 Subject to Clauses 5.2, 5.3 and 5.6, following Closing and save as otherwise provided in this Agreement, the Shareholders shall exercise all voting rights and other powers of control available to them in relation to the Company to procure that the Company and/or the Board shall not, without the prior written approval of BRC and Geron:

     5.1.1 repurchase any of its own shares or effect any reduction of share capital or enter into any scheme of arrangement in respect of its share capital;

     5.1.2 permit the registration of any person as a shareholder whether by way of subscription or transfer if such subscription or transfer is restricted by or not in compliance with this Agreement;

     5.1.3 vary any of the rights attaching to any Shares;

     5.1.4 create or, where appropriate, issue any fixed or floating charge, debenture, lien (other than a lien arising by operation of law or in the ordinary course of business) or other mortgage, encumbrance or security over the whole or any part of the undertaking, business, property or assets (tangible or intangible) of the Company, except for the purpose of securing the indebtedness of the Company for sums borrowed in the ordinary and proper course of the Business;

     5.1.5 give any guarantee, indemnity or security to secure the liabilities or obligations of any person (other than the Company);

     5.1.6 make any material change in the nature of the Business;

     5.1.7 enter into, vary or terminate any of the Ancillary Agreements (other than in accordance with its terms); or

     5.1.8 establish, cancel, or vary the terms of any share option or share incentive scheme.

5.2 The approval of a Shareholder under Clause 5.1 shall not be required if that Shareholder ceases to be the legal and beneficial owner of at least 15% of the total issued share capital from time to time.

5.3 No Shareholder shall unreasonably withhold or delay its approval under Clause 5.1 to the establishment, cancellation, or variation of the terms of any share option or share incentive scheme which, when considered in the aggregate with all such schemes of the Company, involves the issue of Shares carrying Voting Rights not exceeding 10% of the total Voting Rights attaching to Shares, and for these purposes in respect of any Share, "Voting Rights" means the right to vote in all circumstances at general meetings of the Company, and for the avoidance of doubt the dilution or potential dilution of the equity interests of a Shareholder arising from an issue of shares under such scheme shall not be a reasonable basis for withholding or delaying such approval.

5.4 Save as otherwise provided in this Agreement, the Shareholders shall exercise all voting rights and other powers of control available to them in relation to the Company to procure that the Company and/or the Board shall not, without the prior written approval of BRC and Geron enter into any transaction between the Company and any of the Shareholders or any Affiliate of any Shareholder if such transaction is not on arms' length commercial terms and at fair market value.

5.5 The Parties shall procure that the Company shall (so far as it is legally able to do so) observe and comply with the provisions, prohibitions and restrictions in this Clause 5.

5.6 No provision of this Agreement shall restrict Geron from procuring (or require Geron to obtain the consent of BRC for) the winding up of the Company in any manner permitted by law, provided that, for the avoidance of doubt, the foregoing shall not restrict, limit or reduce in any manner any of the obligations of Geron that apply upon and following the winding up of the Company under applicable law and under this Agreement, including Clauses 13 and 18 thereof.

6.       Discovery Research Program and Joint Discovery Research Committee

6.1 The Company shall during the period from the date of this Agreement to 31 May 2009 or such later date as the Joint Discovery Research Committee may agree (the "DRP Completion Date") undertake the program of discovery research specified in Schedule 4 ("Discovery Research Program").

6.2 No expense shall be incurred and no work shall be undertaken in connection with the Discovery Research Program unless (i) the amount of such expense or cost of such work shall have been funded in advance by BRC paying to the Company the amount thereof towards the payment of the issue price of its partly paid Share, and (ii) unless otherwise agreed in writing by BRC, such expense shall be incurred and such work shall be undertaken at HKUST. Unless otherwise approved by the Board:

     6.2.1 the aggregate amount to be applied by the Company (whether before or after the date of this Agreement) towards the Discovery Research Program shall not exceed US$*; and

     6.2.2 no further expense shall be incurred or work undertaken in connection with the Discovery Research Program after the DRP Completion Date.

6.3 The Company shall maintain a committee to be known as the "Joint Discovery Research Committee" up to the DRP Completion Date and beyond that date if so directed by the Board. The Joint Discovery Research Committee shall consist of two representatives of Geron (one of whom shall serve as Chair) and two representatives of BRC, and shall communicate frequently (at least monthly) in formal or informal meetings and/or telephone conferences.

6.4 Subject to the final authority of the Board, the Joint Discovery Research Committee shall oversee and provide day to day management of the Discovery Research Program and any other functions allocated to it by the Board. The Joint Discovery Research Committee shall (i) implement the Discovery Research Program, including the work plan described in Schedule 4; (ii) if appropriate in the Joint Discovery Research Committee's judgment, propose modifications to the Discovery Research Program and the work plan described in Schedule 4 and submit them to the Board for approval; and (iii) perform such other functions in relation to the Discovery Research Program as are assigned to it by the Board. Despite paragraph (ii) above, no modifications shall be made to the Discovery Research Program and the work plan described in
         Schedule 4 without the written approval of both BRC and Geron.

-------------

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

6.5 The Joint Discovery Research Committee shall seek to achieve unanimity on all issues coming before it. In the event that the Joint Discovery Research Committee is unable to reach a unanimous decision on any issue, then the matter shall be decided by a simple majority vote and in the case of an equality of votes, the Chair of the Joint Discovery Research Committee shall not have a casting vote. If the vote on a matter before the Joint Discovery Research Committee is a tie, any member of the Joint Discovery Research Committee may refer the matter to the Board for decision by a written notice to the Board, with copies to the members of the Board and the Joint Discovery Research Committee, that describes the matter as presented to the Joint Discovery Research Committee.

7.       Joint Development Committee

7.1 The Company shall establish a committee to be known as the "Joint Development Committee" to direct, subject to the final authority of the Board, all research and development activities of the Company other than those allocated in Clauses 6.1 and 6.4 to the Joint Discovery Research Committee. For so long as BRC shall own 20% of the Shares: (a) the Joint Development Committee shall consist of 5 members, of which Geron shall have the right to appoint three members (one of whom shall serve as Chair) and BRC shall be entitled to appoint two members, and
         (b) each of BRC and Geron may also nominate non-voting observers to the Joint Development Committee to observe its work who may speak but may not vote at meetings of the Joint Development Committee. The Joint Development Committee may impose restrictions on such observers to the extent that it reasonably determines that the number, presence or actions of such observers adversely affects or may adversely affect the work of the Joint Development Committee. If the percentage of Shares owned by Geron and/or BRC should change, then the composition of the Joint Development Committee shall be as determined by the Board, provided however that BRC shall be entitled to appoint at least one voting member of the Joint Development Committee (as well as non-voting observers) for so long as BRC shall own at least 10% of the Shares. The Joint Development Committee shall communicate frequently (at least monthly) in formal or informal meetings and/or telephone conferences.

7.2 Voting on all matters coming before the Joint Development Committee shall be decided by a simple majority vote and in the case of an equality of votes, the Chair of the Joint Development Committee shall have a casting vote.

8.       New Issues of Shares and Finance

8.1 The Company will not issue any new Shares to any person unless the Board has offered each Shareholder the opportunity, but without any obligation, to subscribe for such Shares on a pro rata basis in accordance with their then Relevant Percentage (a "New Subscription"), such offer to be made by written notice to the Shareholders specifying
         (a) the aggregate amount to be raised by such new issue; (b) the number of Shares offered to the Shareholder, (c) the terms of the offer (including the subscription price per Share to be subscribed). If it is intended or anticipated by the Company that the new Shares shall be subscribed wholly by a Shareholder and/or any of its Affiliates, then the subscription price per Share to be subscribed shall be such amount as is agreed by the Company and all the Shareholders or, failing such agreement within seven (7) days of written notice from the Company requiring such agreement, not less than the fair market value thereof as appraised by a reputable independent expert.

8.2 If either Shareholder (a "Diluting Shareholder") fails to apply for its pro rata entitlement to the new Shares in accordance with this Clause 8 within a period of 14 days after from the Board's call therefor, then the other Shareholder shall have the right within 14 days thereafter to elect by written notice to the Board and to the Diluting Shareholder to subscribe for both the Shares offered to it and the Shares offered to the Diluting Shareholder, on the same terms as previously offered to both the Shareholders, and the Shareholders shall promptly procure that the necessary authorisations are given (including the passing of any resolutions of Shareholders) and steps taken for such Shares to be allotted and issued to such other Shareholder, such Shares to be paid up and issued in accordance with the terms of the offer as specified in the notice of the offer given under Clause 8.1.

8.3 If the subscriptions elected to be made by the Shareholders in accordance with Clause 8.1 and 8.2 are insufficient to provide the Company with funding in the aggregate amount specified in the notice given under Clause 8.1, then the Company may, during a period of 6 months following the last date for payment of the subscriptions under Clauses 8.1 and 8.2 offer the balance of any Shares to any other person or person for subscription on such terms as the Board may determine, provided always that the subscription price per Share to be subscribed shall not be less than the price offered to the Shareholders under Clause 8.1.

8.4 If the Board wishes to offer new Shares to Third Parties pursuant to Clause 8.3, then the Parties agree that they will promptly enter into such reasonable agreements and other documents as may be necessary to amend the terms of this Agreement and the Articles of Association in such manner as, subject to the approval of the Board, such Third Parties shall reasonably require, provided always that no such amendment shall be made as shall abrogate or impair the rights of any
         Shareholder:

     8.4.1 under Clauses 2.3 to 2.6, 4.1, 5, 6, 8, 13, 15.2 or 18,

     8.4.2 to appoint Directors to the Board or representatives to the Joint Discovery Research Committee or Joint Development Committee; or

     8.4.3 to form part of the quorum at any meeting of the Board or Shareholders,

         in each case as expressed in, and subject to the terms of, this Agreement. Each of the Parties agrees that it will not unreasonably withhold or delay its execution or implementation of, such amendments and/or documents and agrees and acknowledges that (a) any such withholding or delay shall constitute a material breach of this Agreement and (b) the dilution or potential dilution of the equity interests of a Shareholder in the Company arising from an issue of shares under Clause 8.3 shall not be a reasonable basis for any such withholding or delay.

8.5 Subject to Clause 8.6, the provisions of Clauses 8.1 to 8.4 shall apply in the same manner, adjusted as necessary, to the issue of any securities convertible into or exchangeable for Shares and the grant by the Company of any rights (by way of option or warrant or otherwise) to subscribe for or acquire Shares.

8.6 Nothing in this Clause 8 shall restrict or apply to the grant of options or the issue of Shares in accordance with the terms of any share option or share incentive scheme established in accordance with the terms of this Agreement.

8.7 If the Board determines to obtain loans from one or more Shareholders, the Board must offer to each Shareholder, without any obligation, the right to advance loans to the Company on a pro rata basis in accordance with their then Relevant Percentage (a "New Advance") such offer to be made by written notice to the Shareholders specifying the amount which each Shareholder is entitled to advance and terms for the loans.

8.8 If either Shareholder (a "Non-Lending Shareholder") fails to make its New Advance in accordance with the offer made under Clause 8.7 within a period of 14 days after from the date of such offer, then the other Shareholder shall have the right within 14 days thereafter to elect by written notice to the Board and to the Non-Lending Shareholder to make both its own New Advance and the New Advance of the Non-Lending Shareholder, on the same terms as previously offered to both the Shareholders, and the Shareholders shall procure that the necessary authorisations are given (including the passing of any resolutions of Shareholders) and steps taken for such New Advances to be made in accordance with the terms of the offer as specified in the notice of the offer given under Clause 8.7.

8.9 Despite Clauses 8.7 and 8.8, nothing in this Agreement shall restrict the Company from obtaining loans from, or entering into borrowing or financing facilities of any type with, any bank or financial institution on such terms as the Board may determine.

8.10 Save as provided in Clause 2.3, no Shareholder shall be obliged to provide any loan to or subscribe any share capital of the Company nor to give any guarantee, security or indemnity in respect of any of the liabilities or obligations of the Company.

9.       Transfer of Shares

9.1 No transfer of any Share to any other person shall be registered unless:

     9.1.1 it is made in respect of a Share on which the total amount of the nominal value and any premium has been paid in cash in full to the Company;

     9.1.2 the proposed transferee (if not already bound by the provisions of this Agreement) has entered into a Deed of Adherence; and

     9.1.3 such transfer is made in compliance with this Clause 9 and the provisions contained in Schedule 1; and

     9.1.4 except where the transfer is in accordance with Clause 9.2, the transferor assigns and the transferee accepts an assignment of the benefit of all or, in the case of a transfer of part of the Shares of a Shareholder a proportionate part, of any loans made to the Company by the transferor or any of its Associated Companies and for the time being outstanding and assumes all the obligations of the transferor in respect of all, or a proportionate part, of any guarantee given by the transferor on behalf of the Company, and save as otherwise provided in this Agreement no Shareholder shall otherwise sell, transfer or dispose of any Share or Shares or any interest therein or create any Third Party Interest in respect thereof.

9.2 Notwithstanding Clause 9.1, the Parties agree that a transfer of all of the Shares owned by a Shareholder to a transferee who is and remains either (i) a wholly-owned subsidiary of the ultimate holding company of the transferor Shareholder; (ii) the ultimate holding company of the transferor Shareholder; or (iii) a wholly-owned subsidiary of the transferor Shareholder, shall be permitted provided that:

     9.2.1 the obligations of the transferor Shareholder under this Agreement will remain unaffected by the proposed transfer;

     9.2.2 the transferee executes a Deed of Adherence contemporaneously with such transfer; and

     9.2.3 the Shares will be re-transferred to the transferor Shareholder (or, at the election of the transferor Shareholder by prior written notice to the other Shareholder, to another transferee that is either (i) a wholly-owned subsidiary of the ultimate holding company of the transferor Shareholder; (ii) the ultimate holding company of the transferor Shareholder; or (iii) a wholly-owned subsidiary of the transferor Shareholder, in which case this Clause 9.2 shall apply to such transfer of Shares to another transferee) immediately upon the relevant transferee ceasing to be either a wholly-owned subsidiary of the ultimate holding company of the transferor Shareholder, the ultimate holding company of the transferor Shareholder or a wholly-owned subsidiary of the transferor Shareholder, as the case may be.

         Each Shareholder shall provide to the other such information as the other may reasonably require to ascertain that the transferee has not ceased to be such a wholly-owned subsidiary.

9.3 The Shareholders will procure that the Directors shall register any transfer of Shares which complies with the provisions of this Clause 9 and Schedule 1.

10.      Undertakings not to Compete

10.1 Each of the Shareholders undertakes to and with the Company and the other Shareholder that (except following the commencement of a winding up of the Company) for as long as it owns any Shares and for a period of * months thereafter ("the Period"):

-------------

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

     10.1.1 it shall not and it shall procure that none of its Associated Companies shall, other than by means of the Company, either on its own account or in conjunction with or on behalf of any other person, carry on or be engaged, concerned or interested directly or indirectly whether as shareholder, director, employee, partner, agent or otherwise in carrying on any activity or business within the Field of Use;

     10.1.2 without the prior written consent of the other Shareholder granted specifically with respect to the individual(s) in question, it shall not and it shall procure that none of its Associated Companies shall either on its own account or in conjunction with or on behalf of any other person, employ, solicit or entice away or attempt to employ, solicit or entice away from the Company or other Shareholder or any Associated Company of the other Shareholder any person who is or shall have been at the date of, or within one year prior to, the commencement of the Period an officer, manager, consultant or employee of the Company or other Shareholder or any Associated Company of the other Shareholder including but not limited to any person who had been seconded to the Company, whether or not such person would commit a breach of contract by reason of leaving such employment, provided that nothing in this Clause 10.1.2 shall restrict a Shareholder or its Associated Companies from (a) continuing as the employer of any person who is appointed a director or officer of the Company or who is seconded to the Company, or (b) with respect to any person who is seconded to the Company, re-employing or continuing to employ such person after the expiry of the agreed term of their secondment; and

     10.1.3 it shall not in relation to any trade, business or company use a name, word or symbol or its Chinese equivalent in such a way as to be capable of or likely to be confused with the name or symbol of the Company and shall use all reasonable endeavours to procure that no such name shall be used by any person with which it is connected.

10.2 Each and every obligation under this Clause 10 shall be treated as a separate obligation and shall be severally enforceable as such, and in the event of any obligation or obligations being or becoming unenforceable in whole or in part, such part or parts as are unenforceable shall be deleted from this Clause, and any such deletion shall not affect the enforceability of all such parts of this Clause as remain not so deleted.

10.3 While the restrictions contained in this Clause 10 are considered by the Parties to be reasonable in all the circumstances, it is recognised that restrictions of the nature in question may fail for technical reasons and accordingly it is hereby agreed and declared that if any of such restrictions shall be adjudged to be void as going beyond what is reasonable in all the circumstances for the protection of the interest of the Parties but would be valid if part of the wording thereof were deleted or the periods thereof reduced or the range of activities or area dealt with thereby reduced in scope the said restriction shall apply with such modifications as may be necessary to make it valid and effective.

11.      Further Post Closing Provisions

11.1 BRC shall, both before and after Closing, procure that its representatives and the representatives of its Associated Companies having knowledge or information relating to the accounts and/or any transactions of the Company in respect of any period up to 31 December 2007 shall assist with the preparation of the audit of each of the Company's financial statements for the financial years ended in 2006 and ending in 2007.

11.2 Each Shareholder shall procure that each item of equipment or other asset of the Company in the possession or control of such Shareholder or any of such Shareholder's Associated Companies at the date of this Agreement or in the future ("Equipment") shall (a) (until such time as it is delivered up to the possession and control of Company) be clearly and permanently labelled with a fixed asset tag identifying it as the property of the Company and shall remain in the possession and control of either such Shareholder or its Associated Companies, and (b) on written demand of the Company, be promptly delivered up to the Company.

11.3 Each Shareholder shall at all times maintain an up to date list of all Equipment in the possession or control of such Shareholder and/or its Associated Companies and provide such list to the Company and the other Shareholder promptly on written request.

11.4 Future reimbursements of expenses shall be subject to the following provisions:

     11.4.1 No claims for reimbursement of any expenses incurred on or before 31 March 2007 may be made by Geron or by BRC following Closing.

     11.4.2 Claims for reimbursement of expenses incurred on or after 1 April 2007 may be submitted by the Shareholders to the Company. Such expenses shall be reviewed for appropriateness and subject to approval by the Board such expenses shall be reimbursed.

     11.4.3 BRC shall not incur and shall not be entitled to reimbursement of any fees, expenses or other payments under the Amended BRC Services Agreement or otherwise incurred from the date of this Agreement until the approval by the Board of a revised budget and workplan except for expenses incurred in connection with the Discovery Research Program that are incurred and funded in accordance with Clauses 2.6 and 6.

     11.4.4 For the avoidance of doubt, the Company shall not be liable for any costs or expenses relating to the termination of employment of any persons engaged at any time (before or after the date of this Agreement) in relation to (a) the Discovery Research Program, (b) other research and development work involving Collaboration Technology or (c) the provision of any other services to the Company, in each case unless such person has been directly employed by the Company.

12.      Termination

12.1 This Agreement shall become effective as of the Effective Date and shall continue in full force and effect until terminated in accordance with the provisions herein.

12.2 In the event that either Shareholder shall commit or suffer an Event of Default, the Defaulter shall within five Business Days of the occurrence of such Event of Default notify the non-defaulting Shareholder in writing and the non-defaulting Shareholder shall (whether or not such notice is given by the Defaulter) be entitled but not obliged to give a Default Notice to the Defaulter.

12.3 In the event a Default Notice is given pursuant to Clause 12.2 and the Defaulter is Geron, BRC may (without prejudice to any other rights it may have) exercise a call option to purchase all, but not less than all, of Geron's Shares (a "BRC Call Option") by serving on Geron, within 30 days of the date the Default Notice is served on Geron, written notice (a "BRC Call Option Notice") of its wish to exercise the BRC Call Option. Upon service of a valid BRC Call Option Notice in accordance with this Agreement, Geron shall be bound to sell all of its Shares to BRC at the Prescribed Price. Closing of the purchase of all of Geron's Shares shall take place no later than 14 days after the date on which the Prescribed Price applicable thereto shall have been determined or, if later, the date on which all governmental and other consents necessary for the purchase of such Shares have been obtained. On the date of completion of the purchase of all of Geron's Shares, Geron and the Company shall enter into the Amendment to Licence Agreement (a copy of which is attached hereto as Schedule 2) to amend the Geron Licence Agreement.

12.4 In the event a Default Notice is given pursuant to Clause 12.2 and the Defaulter is BRC, Geron may (without prejudice to any other rights it may have) exercise a call option to purchase all, but not less than all, of BRC's Shares (a "Geron Call Option") by serving on BRC, within 30 days of the date the Default Notice is served on BRC, written notice (a "Geron Call Option Notice") of its wish to exercise the Geron Call Option. Upon service of a valid Geron Call Option Notice in accordance with this Agreement, BRC shall be bound to sell all of its Shares to Geron at:

     12.4.1 in the case of an Event of Default comprising or arising from the failure of BRC to pay an instalment of the balance of the issue price payable on its partly paid Share on or before the due date for such payment of such instalment in accordance with Clause 2.3, at an aggregate price of US$1.00; and

     12.4.2 in the case of any other Event of Default, at the Prescribed Price.

         Subject to Clause 12.5, completion of the purchase of all of BRC's Shares shall take place no later than 14 days after (a)(i) if Clause
         12.4.1 applies, the date of service of the Geron Call Option Notice, or
         (ii) if Clause 12.4.2 applies, the date on which the Prescribed Price applicable thereto shall have been determined, or (b), if later, the date on which all governmental and other consents necessary for the purchase of such Shares have been obtained. Effectively upon the completion of the purchase of all of BRC's Shares, the Geron Licence Agreement shall be amended as mutually agreed between Geron and the Company.

12.5 If, on or before the date set for completion of the sale and purchase of Geron's Shares under the BRC Call Option, BRC objects to the Prescribed Price as determined in accordance with Clause 19, BRC may by notice in writing to Geron withdraw its exercise of the BRC Call Option in which event all the rights and obligations of the Parties in respect of such exercise shall cease to have effect. If, on or before the date set for completion of the sale and purchase of BRC's Shares under the Geron Call Option, Geron objects to the Prescribed Price as determined in accordance with Clause 19, Geron may by notice in writing to BRC withdraw its exercise of the Geron Call Option in which event all the rights and obligations of the Parties in respect of such exercise shall cease to have effect. Following such withdrawal of the exercise of a call option under this Clause 12.5 in respect of an Event of Default, a Shareholder shall not be entitled to exercise a call option again in respect of the same Event of Default, but no withdrawal of the exercise of a call option under this Clause 12.5 in respect of an Event of Default shall affect or prejudice the right of either Shareholder to exercise a call option under this Clause 12 in respect of any other Event of Default.

13.      Effect of Winding Up of the Company or a Shareholder Transferring its
         Shares

13.1 Save as otherwise provided herein, if the Company is placed in winding up, then:

     13.1.1 the Ancillary Agreements shall be deemed to be terminated in accordance with the termination provisions thereof;

     13.1.2 Subject to Clause 18.8.1, Geron shall grant to BRC, HKUST and the Associated Companies of HKUST a non-exclusive, non-transferable and fully paid-up licence to use, reproduce and exploit for research purposes (i) all Geron Existing IP; and (ii) all Geron Background IP (including, subject to appropriate obligations of confidentiality, trade secrets and knowhow) which has been made available to the Company prior to the commencement of the winding up of the Company;

     13.1.3 the provisions of Clause 18.8.1 shall have effect with respect to all Collaboration Inventions; and

     13.1.4 the provisions of this Agreement shall cease to have effect as to its future operation except (a) for Clauses 1, 10, 13, 17, 18, 21, 23, 24, 29, 30, 31 and 33 which shall survive such termination and remain in full force and effect and (b) in relation to any antecedent claims which may have arisen between the Parties.

13.2 For the purposes of Clause 13.1.2, the Parties acknowledge and agree that the licence granted by Geron for research purposes includes, without limitation, the following rights:

     13.2.1 the right to publish the results of such research;

     13.2.2 the right to own all Intellectual Property arising from such research and to file patent applications in respect of all such Intellectual Property; and

     13.2.3 the right to commercialise all Intellectual Property arising from such research. The Parties acknowledge that it is possible that commercialisation of such Intellectual Property may require a licence under other Intellectual Property owned or controlled by Geron (including, for example, Geron Existing IP or Geron Background IP), and that nothing in this Clause 13.4 shall be interpreted as granting the licensee any commercialisation rights under any of that other Intellectual Property.

13.3 Save as otherwise provided herein if a Party ceases to be a Shareholder by reason of the transfer of all of its Shares to another Shareholder or person, whether pursuant to Clause 12 or otherwise, then the provisions of this Agreement (other than Clauses 1, 10, 11, 13, 17, 18, 21, 23, 24, 29, 30, 31 and 33) shall cease to have effect in relation to the former Shareholder save as may be necessary to give effect to the provisions of Clause 12 or in relation to any antecedent claims which may have arisen between the Parties.

14.      Undertakings Regarding the Operations of the Company

14.1 The Company shall, and each of the Shareholders undertakes to the other Shareholders that it shall take all actions as may be within its power in order that the Company shall:

     14.1.1 maintain with a well established and reputable insurer adequate liability insurance against all risks usually insured against by companies carrying on the same or similar business to the Business;

     14.1.2 keep books of account and therein make true and complete entries of all its dealings and transactions of and in relation to the Business and, where applicable, the business of the Company; such books of account and all other records and documents relating to the business affairs of the Company shall be open to inspection by each of the Shareholders during normal business hours and on reasonable prior notice and they shall be permitted to take and remove copies thereof;

     14.1.3 provide each Shareholder with periodic management accounts and reports as may be agreed upon by the Shareholders, in a form acceptable to the Shareholders;

     14.1.4 prepare such accounts in respect of each accounting period as are required by statute (such accounts being prepared on an historical cost basis) and procure that such accounts are audited as soon as practicable in accordance with applicable law; and

     14.1.5 otherwise keep each Shareholder informed of its financial and business affairs in meetings of the Board.

14.2 The Board shall not later than 30 days before the beginning of each annual financial period, prepare and deliver to the Shareholders an operations plan, incorporating the proposed annual budget and cash flow forecast for the next annual financial period.

15.      Distribution Policy

15.1 Unless otherwise expressly agreed by each of the Shareholders in writing and in compliance with the applicable laws, the Parties shall procure that the Company distributes to the Shareholders by way of dividend in respect of each of its accounting periods such amount, if any, as shall be determined from time to time by the Board. Any such distribution shall be made within 120 days of the end of the financial year in question or, if later, 21 days after the date of the auditor's report on the relevant accounts, provided that nothing in this Clause 15 shall require the Company to declare any dividend, and that in no event shall the Company declare a dividend of an amount which would prevent it from retaining sufficient working capital to enable it to carry on business in a prudent and business-like manner.

15.2 If the Company shall sell all or substantially all of its assets, the Company shall give notice in writing to each of the Shareholders ("Sale Notification") giving details of the sale and stating the amount of the proceeds of such sale received by the Company. Any Shareholder shall be entitled within thirty (30) days after the Sale Notification is given to serve notice on the Company and each of the other Shareholders ("Distribution Notice") requiring that within sixty (60) days after the Distribution Notice is given a dividend be declared and paid to the Shareholders, to the fullest extent permitted by law, up to the amount of such proceeds of sale, and each of the Shareholders shall co-operate and pass all resolutions necessary to procure that such dividend shall be declared and paid within such period.

16.      Warranties

16.1     Each of BRC and Geron represents and warrants to the other that:

     16.1.1 It is duly incorporated;

     16.1.2 It has the power to enter into and to exercise its rights and to perform its obligations under this Agreement;

     16.1.3 It has taken and will take all necessary action to authorise the execution of and the performance of its obligations under this Agreement;

     16.1.4 The obligations expressed to be assumed by it under this Agreement are legal, valid and binding;

     16.1.5 Neither the execution nor performance of this Agreement will contravene any provision of:

          (a)  Any existing law, treaty or regulation;

          (b) Its memorandum and articles of association or equivalent constitutive documents; or

          (c) Any obligation (contractual or otherwise) which is binding upon it, or upon any of its assets.

17. Confidentiality

17.1 Each Shareholder undertakes to the other and to the Company that it will not and will procure that its respective officers, employees, agents, subsidiaries and other persons under its Control and the respective officers, employees and agents of each such person, will not during the period of this Agreement, and after its termination (for whatever reason but subject to Clause 18.7 in the event of the winding up of the Company);

     17.1.1 save in the proper course of the provision of services on behalf of the Company, use or divulge to any person, or publish or disclose or permit to be published or disclosed, any secret or confidential information relating to the Company or any of the other Shareholders which it has received or obtained, or may receive or obtain (whether or not, in the case of documents, they are marked as confidential); and/or

     17.1.2 other than as required by the Company and save as specifically allowed herein, retain, duplicate or remove from the premises of the Company information relating to the Company or the other Shareholder in whatever form (whether written, or recorded in some other form, or oral) which is supplied by the Company or the other Shareholder to it or which comes to its notice during the period of this Agreement,

         PROVIDED THAT the obligations of this Clause shall not apply to:

          (i) the use of information by a Shareholder or its employees for the purposes of managing its interests in the Company as Shareholder;

          (ii) the disclosure of information to a person to the extent reasonably necessary for that person to perform its obligations to provide services or products to the Company provided that that other person has entered into obligations of confidentiality to the Company similar to those contained in this Clause;

          (iii) the disclosure of information which the recipient can reasonably demonstrate is in the public domain through no fault of its own;

          (iv) the disclosure of information which the recipient can reasonably demonstrate was in its possession prior to 1 March 2005 without any confidentiality obligations, as evidenced by written documents in its files;

          (v) the disclosure of information where the disclosure is required by law, pursuant to a court order or by any recognised stock exchange or governmental or other regulatory body;

          (vi) the disclosure of information in confidence to any professional adviser to any of the Parties for the purposes of obtaining advice or assistance in connection with its obligations or rights, or the obligations or rights of any other Shareholder or the Company hereunder or pursuant to any of the Ancillary Agreements; or

          (vii) the disclosure of information in confidence to or by any adviser to any of the Parties for the purposes of giving or obtaining advice or acting on behalf of the relevant Party in connection with a matter where disclosure of information is permitted pursuant to the provisions hereof; or

          (viii) the disclosure of information by any Party to a potential purchaser of all or any of its Shares which is not a competitor of the Company and which has entered into obligations of confidentiality similar to those contained in this Clause.

17.2 For the purposes of this Clause 17, "information" includes, without limitation, the following:

     17.2.1 information concerning the affairs or property of the Company or the other Shareholder or any business property or transaction in which the Company or the other Shareholder may be or may have been concerned or interested;

     17.2.2 the names and addresses of any client of the Company or the other Shareholder;

     17.2.3 information on the terms of this Agreement; or

     17.2.4 information relating to the business methods of the Company or the other Shareholder.

18.      Intellectual Property

18.1 Subject to the rights of Third Parties in Intellectual Property, the Company shall own all Collaboration Inventions generated by or on behalf of the Company, its employees, secondees and contractors and sub-contractors in the course of carrying out the Business.

18.2 In the case of a Collaboration Invention made by any agent or contractor of a Shareholder or any employee of such Shareholder, agent or contractor (alone or in collaboration with others), such Shareholder shall (a) procure the assignment to it by such employee, agent or contractor of all right, title and interest of such employee, agent or contractor in such Collaboration Invention, and (b) assign to the Company all its right, title and interest in such Collaboration Invention including such rights as are assigned to it under (a) above.

18.3 The Shareholders shall reasonably co-operate to ensure that any contractor or sub-contractor of the Company and the employees of the Company or of any such contractor or sub-contractor shall, where determined to be necessary by the Board, have agreed to assign to the Company their interest in any Collaboration Inventions generated by them in the course of the Business.

18.4 Each Shareholder shall reasonably co-operate to ensure that each contractor or sub-contractor of the Shareholder and each of the employees and secondees of such Shareholder, contractor or sub-contractor shall fully disclose and record all Collaboration Inventions to enable the Company to fully collect, protect, exploit and commercialise the Collaboration Inventions.

18.5 The Shareholders shall reasonably co-operate to ensure that the Company procures that, where determined by the Board to be necessary, written and irrevocable waivers of any such moral or other non-transferable rights have been given by (a) each contractor or sub-contractor of the Company or any Shareholder and (b) the employees and secondees of the Company, of each Shareholder and of each such contractor or sub-contractor, as the case may be.

18.6 Each of the Shareholders agrees that any Collaboration Technology owned by a Shareholder or any of its Associated Companies which is made available for the use of the Company (under the BRC Licence Agreement, the Geron Licence Agreement, or otherwise) shall remain the property of the relevant Shareholder or its Associated Company.

18.7 Each Shareholder shall do all things reasonably necessary, co-operate in good faith and provide such assistance as may be necessary and do all things as may be required to disclose, protect, maintain, enforce and/or transfer or assign the Collaboration Inventions, and shall procure that each contractor and sub-contractor of the relevant Shareholder and each employee or secondee or the relevant Shareholder or of any of its contractors or sub-contractors shall co-operate in the provision of such assistance including preparing and signing all forms, applications, documents, agreements and deeds to give effect to and complete the transactions, assignments, and licences contemplated by this Clause 18.

18.8 The Parties shall procure that on or before the commencement of a winding up of the Company, but subject to any other written agreement between the Shareholders:

     18.8.1 all BRC's and the Company's interests in the Collaboration Inventions and in the Company's confidential information and all the Company's surviving rights under the Amended BRC Services Agreement shall be vested in, or assigned or otherwise transferred to Geron absolutely for no additional consideration so as to become owned exclusively by Geron, and Geron shall be free to use, reproduce, exploit and commercialise such interests, and to grant licences to Third Parties to do so, without any obligation to account to BRC (except as provided in Clause 18.8.2); and

     18.8.2 subject to the vesting, assignment or transfer referred to in Clause
          18.8.1 having been completed, and subject to no Event of Default having been committed or suffered by BRC before the commencement of the winding up of the Company (which Event of Default (i) has been the subject of a Default Notice and (ii) has not been expressly waived in writing by Geron), Geron shall grant to BRC the right to receive a royalty on Net worldwide annual revenues received by Geron or its Associated Companies (generated after the date of such grant) on account of (a) sales of Product by Geron or its Associated Companies and (b) sublicences granted by Geron or its Associated Companies under a Collaboration Invention or Geron Existing IP, but excluding any payments received to fund research or development work, as follows:

                      (a) *% until the total of royalty payments has equalled *% of the amounts paid up by BRC for Shares; and thereafter

                      (b) *% until the total of royalty payments has equalled *% of the amounts paid up by BRC for Shares (excluding any amount paid up in respect of the Reduction Amount in connection with a repurchase of its partly paid Share under Clause 2.3), less the amount of any distribution paid to BRC in accordance with Clause 15.2.

                      For avoidance of doubt, such royalty shall be reduced to zero percent and shall cease to be payable once BRC has received total royalty payments equivalent to *% of the amounts paid up by BRC for Shares (excluding any amount paid up in respect of the Reduction Amount in connection with a repurchase of its partly paid Share under Clause 2.3) less the amount of any distribution paid to BRC in accordance with Clause 15.2.

18.9 Despite any other provision of this Agreement (including Clause 5) Directors appointed by Geron are authorized to execute (under seal if deemed necessary or desirable by Geron), and to pass any resolution of the Board approving and authorizing the execution of, any document on behalf of the Company to give effect to Clause 18.8.1, and any such document may be executed before the commencement of a winding up of the Company and may be expressed to be effective on or immediately before the commencement of such winding up. No document shall be executed or resolution passed under this Clause 18.9 unless each Director shall have received a copy thereof at least 5 Business Days in advance.

18.10 Geron shall pay to BRC the royalties specified in Clause 18.8.2 on a quarterly basis within 60 days after the end of each calendar quarter. All payments shall be made by wire transfer to the bank account designated by BRC in writing from time to time and shall be considered received on the date such funds actually are received in the account. With each payment Geron shall provide BRC with a written report that includes, for each calendar quarter, on a Product-by-Product basis: (i) the identity and quantity of Products sold by Geron or its Associated Companies; (ii) the gross and Net revenues from such sales; and (iii) the gross and Net sublicence revenues received by Geron or its Associated Companies on account of sales of Product by sub-licensees on a sublicence-by-sublicence basis. Geron shall provide a copy of its audited consolidated financial statements for each relevant financial year to BRC as soon as practicable after they are prepared together with a written statement from a director or officer of Geron certifying the amount of the royalties payable to BRC in respect of such financial year. Any discrepancy as to the amount of royalties payable as shown by the audited financial statements for the relevant financial year shall be promptly corrected, within five (5) Business Days after such audited financial statements are


-------------

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

         made available to Geron, by payment or refund by either Geron or BRC (as appropriate) of the difference in the amount of royalties payable, together with the accrued interest. All payments of royalties by Geron to BRC hereunder shall be made in US$, without any set-off, deduction or withholding of any kind. If Geron is overdue with any payment of royalties to BRC hereunder, then Geron shall be liable to pay interest on the overdue amount at an annual rate of 3% above the prevailing prime lending rate of The Hongkong and Shanghai Banking Corporation Limited, which interest shall accrue on a daily basis from the due date for payment until BRC has received payment of all outstanding sums in full.

18.11 Geron shall keep (and procure that its Associated Companies keep) proper and adequate records and accounts of revenues in sufficient detail to enable the amounts payable to BRC under Clause 18.8.2 to be reasonably determined. Upon reasonable notice to Geron, BRC shall have the right to have an independent certified public accountant, selected by BRC and reasonably acceptable to Geron, and under an appropriate obligation of confidentiality, audit the records of Geron or its Associated Companies pertaining to sales of Product (including without limitation pertaining to revenues generated by sales of Product by a licensee under licence) to verify the amounts payable pursuant to this Agreement; provided, however, that such audit: (i) shall take place during normal business hours; (ii) shall not take place more frequently than once a year; and (iii) shall not cover such records for more than the preceding five (5) years. Such audit shall be at BRC's expense unless Geron has paid BRC less than ninety percent (90%) of the amount determined to be due for any full calendar year, in which case Geron shall reimburse BRC for all expenses related to such audit. Any discrepancy between the amount of royalties payable as shown by the results of such audit and the amount of royalties actually paid shall be promptly corrected, within ten (10) Business Days after the results of such audit are made available to Geron, by payment or refund, by either Geron or BRC (as appropriate) of the difference in the amount of royalties payable, together with the accrued interest. Geron shall preserve and maintain all such records and accounts required for audit for a period of at least five (5) years after the quarter to which such records and accounts apply.

18.12 If Geron or any Associated Company of Geron is required by any law or regulation to make any deduction or withholding (on account of tax or otherwise) from any payment, Geron shall, together with such payment, pay such additional amount as will ensure that BRC receives (free and clear of any tax or other deductions or withholdings) the full amount which it would have received if no such deduction or withholding had been required.

18.13 The provisions of this Clause 18 shall survive any termination of this Agreement.

19.      Expert Determination of Certain Matters

19.1 For the purposes of Clause 12.3 or 12.4, except in the circumstances described in Clause 12.4.1, each of BRC and Geron shall in good faith use its best endeavours to agree upon the Prescribed Price within 30 days of the relevant written notice exercising a call option under Clause 12.3 or Clause 12.4. In the absence of agreement by BRC and Geron within such 30 day period, the Prescribed Price shall be determined by a director of an independent investment bank of international repute (the "Expert") who shall be selected (i) by agreement of the Shareholders, or (ii) if the Shareholders fail to agree within ten (10) Business Days after either Shareholder requests such selection, by two investment bankers (with each Shareholder having the right to designate one), who shall notify the Shareholders promptly upon making such selection, or (iii) upon request of either BRC or Geron if the two designated investment bankers fail to agree on the appointment of the Expert within ten (10) Business Days after the expiration of the ten (10) Business Day period in sub-clause (ii) above, by the Chairman of SIAC.

19.2 The Expert shall determine the Prescribed Price in accordance with the following procedures:

     19.2.1 Within five (5) Business Days after selection of the Expert, each Shareholder may submit to the Expert and to the other Shareholder in writing its proposal for the Prescribed Price ("Proposal");

     19.2.2 Within five (5) Business Days after each Shareholder has submitted its Proposal to the Expert, each Shareholder may submit to the Expert and to the other Shareholder concise written facts and arguments (not more than 20 pages) in support of its position;

     19.2.3 Within ten (10) Business Days after the date for submission of such written facts and arguments, the Expert may, in his discretion, hold a single meeting with both Shareholders, at a place determined by the Expert and lasting not more than one day, in which to hear directly from the Shareholders and ask them any questions he wishes;

     19.2.4 Within ten (10) Business Days after such meeting (or, in the absence of a meeting, after the expiry of the 5 Business Day period for the submission of written facts and arguments), the Expert shall determine the Prescribed Price, based on his professional judgment, and in making his determination, the Expert may, at his sole discretion, decide whether or not to take into consideration the Shareholders' Proposals and written submissions;

     19.2.5 The Expert shall act as an expert and not as an arbitrator and his written determination shall be final and binding on the Shareholders. The Expert shall make his working papers relating thereto available to each Shareholder upon request; and

     19.2.6 The costs and expenses of the Expert shall be borne by the Shareholders according to the Relevant Percentages.

20.      Mutual Co-operation

20.1 Each of the Shareholders agrees that it will use all reasonable endeavours to promote the business and profitability of the Company.

20.2 Each of the Parties shall do and execute or procure to be done and executed all such acts, deeds, documents and things as may be within its power including in relation to the Shareholders (without prejudice to the generality of the foregoing) the passing of resolutions (whether by the Board or in general meeting or any class meeting of the Company) to give full effect to this Agreement and to procure that all provisions of this Agreement are observed and performed.

20.3 Each of the Shareholders agrees with the other that this Agreement is entered into between them and will be performed by each of them in a spirit of mutual co-operation, trust and confidence and that it will use all means reasonably available to it (including its voting power whether direct or indirect, in relation to the Company) to give effect to the objectives of this Agreement and to ensure compliance by the Company with its obligations.

20.4 Each Shareholder undertakes with the other that whilst it remains a Shareholder, it will not (except as expressly provided for in this Agreement) cast any of the voting rights exercisable in respect of any of the Shares held by it in accordance with the directions, or subject to the consent of, any other person (other than an Associated Company or in the case of BRC, other than The Hong Kong Jockey Club Charities Trust or an Associated Company).

21.      Restrictions on Announcements

         Each of the Parties undertakes that it will not (save as required by law or any applicable regulatory body) make any announcement in connection with this Agreement unless the other Parties shall have given their respective consents to such announcement (which consents may not be unreasonably withheld and may be given either generally or in a specific case or cases and may be subject to conditions).

22.      No Partnership

         Nothing contained or implied in this Agreement shall constitute or be deemed to constitute a partnership between the Parties and save as expressly agreed herein none of the Parties shall have any authority to bind or commit any other Party.

23.      Conflict with Articles of Association

         The Shareholders hereby agree that if and to the extent that the Articles of Association conflict with the provisions of this Agreement, this Agreement shall prevail for so long as it is in force and each Shareholder shall take all such further steps as may be necessary or requisite to ensure that the provisions of this Agreement shall prevail, including without limitation assisting, on request by either Shareholder, in convening a general meeting and voting in favor of amendments to the Articles of Association to conform with the terms of this Agreement.

24.      Remedies

         Each Party acknowledges and agrees that if any of them shall breach the warranties, representations, indemnities, covenants, agreements, undertakings, and obligations (for the purposes of this Clause referred to as the "Agreed Terms") on each of their parts contained in this Agreement or any other agreement entered into pursuant to it, damages may not be an adequate remedy in which case the Agreed Terms shall be enforceable by injunction, order for specific performance or such other equitable relief as a court of competent jurisdiction may see fit to award.

25.      Costs

         Each Party shall pay its own costs and disbursements of and incidental to the preparation and execution of this Agreement.

26.      Assignment

         Save as otherwise provided herein, the benefits and obligations conferred by this Agreement upon each of the Parties are personal to that Party and shall not be, and shall not be capable of being, assigned, delegated, transferred or otherwise disposed of save with the written consent of each of the other Parties. Notwithstanding the foregoing provisions, Geron may assign this Agreement and the benefits and obligations thereof in connection with the merger or consolidation of Geron with another company, or the sale of all or substantially all of its assets (or of the portion of its business related to the subject matter of this Agreement) provided that Geron notifies BRC and the Company in writing prior to any such merger or consolidation or sale.

27.      Entire Agreement

         This Agreement (together with the Restructuring Agreement and any documents referred to herein or therein or executed contemporaneously by the Parties in connection herewith or therewith) amends, restates and replaces the Original Joint Venture Agreement, with effect as of the date hereof, and constitutes the whole agreement between the Parties and supersedes any previous agreements, arrangements or understandings between them relating to the subject matter hereof. Each of the Parties acknowledges that it is not relying on any statements, warranties or representations given or made by any of them relating to the subject matter hereof, save as expressly set out in this Agreement or the Restructuring Agreement.

28.      Variation

         No variation or amendment to this Agreement shall be effective unless in writing signed by authorised representatives of each of the Parties.

29.      Notices

         Any notice required to be given by any Party to any other Party may be made (i) by hand delivery by Federal Express or comparable private courier service to the other Party's address given herein or such other address as may from time to time be notified for this purpose or (ii) by facsimile transmission to its facsimile number set out below (or such other facsimile number as the addressee has by five (5) days' prior written notice specified to the other Parties):

         To BRC:        Fax No:  ++ *
                        Attention:  The Chairman of the board of directors

         To Geron:      Fax No: ++ *
                        Attention: The Chief Executive Officer

         The Company:   Fax No: C/o ++ *
                        Attention: The Chairman


         Any properly addressed notice served by hand shall be deemed to have been served on delivery and any notice served by facsimile transmission shall be deemed to have been served when received, as shown by a confirmed transmission report.

30.      Waiver

         No failure of any Party to exercise, and no delay in exercising, any right or remedy in respect of any provision of this Agreement shall operate as a waiver of such right or remedy.

31.      Severability

         If any provision or part of a provision of this Agreement or its application to any Party, shall be, or be found by any authority of competent jurisdiction to be, invalid or unenforceable, such invalidity or unenforceability shall not affect the other provisions or parts of such provisions of this Agreement, all of which shall remain in full force and effect.

32.      Counterparts

         This Agreement may be entered into on separate engrossments, each of which when so executed and delivered shall be an original but each engrossment shall together constitute one and the same instrument and shall take effect from the time of execution of the last engrossment.

33.      Governing Law and Dispute Resolution

33.1 This Agreement shall be governed by and construed in accordance with the laws of Hong Kong.




-------------

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

33.2 In the event of any dispute arising out of or in connection with this Agreement, including any question regarding its existence, validity, breach or termination, the Parties shall attempt in good faith to reach a resolution satisfactory to all Parties. In the event the Parties do not reach such a resolution within thirty (30) days after the relevant dispute arises (or such longer period as the Parties may agree in writing), then any Party may, by written notice to the other Parties, demand arbitration, and the relevant dispute shall be referred to and finally resolved by arbitration in Singapore in accordance with the Arbitration Rules of SIAC for the time being in force which rules are deemed to be incorporated by reference into this Clause. The tribunal for any arbitration shall consist of three arbitrators to be appointed by the Chairman of SIAC. The language of the arbitration shall be English. Judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

                                   Schedule 1
                                   ----------
                             Pre-Emption Provisions
                             ----------------------


(A) The Directors in their absolute discretion and without assigning any reason therefor may decline to register any transfer of shares which are not fully paid and shall refuse to register any transfer of shares if registration thereof would cause the number of Shareholders to exceed the number permitted under the Articles of Association. The Directors shall not register a transfer to a person who is known to them to be an infant, bankrupt or person of unsound mind provided that the Directors shall not be bound to enquire into the age or soundness of mind of any transferee or whether or not he is a bankrupt.

(B) Save as provided in paragraph (I) of this Schedule and subject to any agreement between all of the Shareholders no transfer or disposal of any shares or any interest in any shares shall be made by a Shareholder except in compliance with the following provisions of this Schedule and no Shareholder shall otherwise sell, mortgage, charge or otherwise dispose of or encumber any shares or assign or otherwise purport to deal with the beneficial interest therein or any right in relation thereto separate from the legal interest.

(C) A Shareholder shall be entitled to transfer its shares to a Third Party who has made a bona fide offer therefor provided that before transferring its shares such Shareholder (the "Transferor") shall give a notice in writing (a "Transfer Notice") to the other Shareholder (the "Recipient") that it desires to transfer the same. The Transfer Notice shall specify:

     (a) the number of shares which the Transferor wishes to transfer (which may be all or part only of the shares then held by the Transferor) (the "Relevant Shares");

     (b) the name of the Third Party who has made the bona fide offer for the Relevant Shares (the "Prospective Purchaser");

     (c) the price which the Prospective Purchaser has offered for the Relevant Shares; and

     (d) details of any other material terms of the offer made by the Prospective Purchaser and any other material terms or circumstances known to the Transferor which affect or may affect the offer.

(D) The Recipient may within a period of one month after the Transfer Notice is given require the Transferor to produce to it such further evidence as it may reasonably require to enable it to establish the bona fides of the offer by the Prospective Purchaser.

(E) The Recipient shall be entitled within a period of three months after the Transfer Notice is given, or, if later, the provision to it of such further evidence, to serve a purchase notice (a "Purchase Notice") on the Transferor requiring it to sell the Relevant Shares to it at the same price and on the same terms as those offered by the Prospective Purchaser (as set out in the Transfer Notice).

(F) Subject to paragraph (H) of this Schedule, if the Recipient serves a Purchase Notice within the said three month period referred to in paragraph (E), the Transferor shall be bound upon payment to transfer such of the Relevant Shares to the Recipient as he has applied for. The purchase shall be completed at a place and time to be appointed by the Directors being not less than three days nor more than ten days after the Purchase Notice is served and the Directors shall be bound to register the transfer.

(G) If the Recipient has not served a Purchase Notice within the period referred to in paragraph (E), the Transferor shall be entitled to sell the Relevant Shares to the Prospective Purchaser at the price and on the terms set out in the Transfer Notice provided that if such sale is not completed within six months after the Transfer Notice is given the right to sell the Relevant Shares to the Prospective Purchaser shall lapse. The Directors shall be bound to register a transfer effected pursuant to this paragraph (G).

(H) If Purchase Notices shall have been served in respect of part only of the Relevant Shares, the Transferor shall be entitled to sell the remaining Relevant Shares to the Prospective Purchaser in accordance with the provisions of paragraph (G) of this Schedule or by notice in writing to the Recipient may withdraw all the Relevant Shares from sale in which event the Transfer Notice shall be deemed to have been withdrawn and no transfers shall take place.

(I) The foregoing provisions of this Schedule shall not apply to any transfer to which the consent in writing of all the Shareholders for the time being is given.

                                   Schedule 2
                                   ----------
                      Amendment to Geron Licence Agreement
                      ------------------------------------
                            (Pursuant to Clause 12.3)

                         AMENDMENT TO LICENCE AGREEMENT

 This Amendment to Licence Agreement (the "Agreement"), effective __________, ____, (the "Effective Date"), is between Geron Corporation, a Delaware corporation having a place of business at 230 Constitution Drive, Menlo Park, California 94025 ("Geron") and TA Therapeutics Limited, a Hong Kong private limited company having a place of business at 14th Floor, Hutchison House, 10 Chater Road, Central, Hong Kong ("Newco").

                                    RECITALS

WHEREAS, Geron and Biotechnology Research Corporation Limited ("BRC") formed Newco to develop telomerase activation for human therapeutic applications, pursuant to a Joint Venture Agreement dated 1 March 2005 (the "Original JV Agreement");

WHEREAS, pursuant to the JV Agreement Geron and Newco entered into a Licence Agreement dated as of 21 March, 2005 (the "Licence Agreement");

WHEREAS, the Original JV Agreement has been amended and restated pursuant to an Amended and Restated Joint Venture Agreement between Geron, BRC and Newco dated 15th June 2007 (the "JV Agreement");

WHEREAS, pursuant to Clause 12.3 of the JV Agreement, Geron and Newco now wish to amend the Licence Agreement;

 NOW, THEREFORE, Geron and Newco agree as follows:

1. The definition of "Territory" in Section 1.9 of the Licence Agreement is amended to read as follows:

         1.9 "Territory" means the People's Republic of China, Hong Kong, Macau, India, Indonesia, Cambodia, Korea, Laos, Malaysia, Burma, the Philippines, Singapore, Taiwan, Thailand and Vietnam.

2. Section 1 of the Licence Agreement is amended to add the following new definitions as Sections 1.11, 1.12 and 1.13:

         1.11 "Net Sales Revenues" means any and all gross revenues, other than Net Sublicence Revenues, received by Newco on account of the sale or transfer of Licensed Products by Newco, less amounts actually paid or payable by Newco with respect to: (a) any applicable sales and value added taxes and any government-imposed duties (excluding income taxes or franchise taxes), (b) trade or cash discounts and rebates, and (c) shipping, insurance and freight costs.

         1.12 "Net Sublicence Revenues" means any and all gross revenues, other than Net Sales Revenues, received by Newco for or on account of the grant of a sublicence of any of the rights granted under the Licence Agreement, less: any applicable sales and value added taxes and any government-imposed duties (excluding income taxes). Net Sublicence Revenues include, without limitation, upfront fees or equity, milestone payments, annual licence fees, success fees, share of profits, and royalty payments, but exclude payment by a third party of Newco's expenses for research employees and laboratory supplies and equipment directly related to research and development of Licensed Products.

         1.13 "Newco Revenues" means Net Sales Revenues and Net Sublicence Revenues.

3. Section 7.2 of the Licence Agreement is deleted in its entirety and replaced by the following new Section 7.2:

         7.2      Termination. This Agreement may be terminated:

                  (a) by Geron upon sixty (60) days written notice to Newco for Newco's breach of this Agreement, unless such breach is cured to Geron's reasonable satisfaction within said sixty (60) day period, or

                  (b) by Newco upon sixty (60) days written notice to Geron for Geron's breach of this Agreement, unless such breach is cured to Newco's reasonable satisfaction within said sixty (60) day period, or

                  (c) by either party upon written notice to the other party if the other party files a voluntary petition in bankruptcy or an involuntary petition is filed against it and not dismissed within sixty (60) days of filing.

4. A new Section 12 is added at the end of the Licence Agreement, reading as follows:

         12.      Diligence, Reports and Publications.

                  12.1 Diligence. Within thirty (30) days of the effective date of this Amendment to the Licence Agreement, Newco will deliver to Geron a development plan (the "Development Plan") that will include Newco's research and development and commercialization work plans for the development and commercialization of Licensed Products and a description of proposed Licensed Products. Newco may make reasonable amendments to the Development Plan from time to time to reflect the results of its development work, provided that the amended Development Plan continues to include all the elements described in the previous sentence and that Newco provides Geron promptly with a copy of any amended Development Plan. Newco will diligently pursue the development and commercialization of Licensed Products in the Field of Use as set forth in and in accordance with the timeline in the then-current Development Plan. Newco's noncompliance in a material respect with the Development Plan shall be deemed a material breach of the Licence Agreement, provided that failure to achieve an objective by a deadline for reasons beyond Newco's control and in spite of Newco's diligent efforts shall not be deemed a material breach. For purposes of this provision, if Newco's noncompliance with the Development Plan consists of a failure to take an action or achieve an objective by a deadline, Newco may cure such noncompliance by taking such action or achieving such objective within the 60-day notice period.

                  12.2 Development Reports. On each anniversary of the effective date of this Amendment to the Licence Agreement, Newco will provide Geron with an annual progress report summarizing its activities under the Development Plan, its progress in bringing Licensed Products to market and accomplishing the Development Plan, and any departures or anticipated departures from the Development Plan.

5. A new Section 13 is added at the end of the Licence Agreement, to read as follows:

          13.  Royalties and Revenue Sharing.

               13.1 Newco shall pay to Geron a royalty equal to * percent (*%)
                    of Newco Revenues generated after the date of this Agreement. If Newco receives Newco Revenues in the form of non-cash consideration (other than equity securities of a third party) for any Licensed Product sold or otherwise transferred to an independent third party hereunder, Newco will pay Geron the royalty computed in accordance with the previous sentence, based upon the fair market value of such non-cash consideration on the date of its receipt by Newco. If Newco receives Newco Revenues in the form of equity securities of a third party, Newco will transfer to Geron * percent (*%) of the number of shares of such equity securities. Notwithstanding the foregoing, Geron shall not be entitled to any royalties on either (a) Net Sales Revenues for any Licensed Products that are made, used, and sold in a country or jurisdiction in which (i) there has never been any Valid Claims under the Geron Existing IP and any applicable Geron Background IP, or (ii) in which all Valid Claims under the Geron Existing IP and any applicable Geron Background IP have expired, or (b) Net Sublicence Revenues in respect of any such country or jurisdiction.

                  Newco shall pay to Geron the royalties specified in Section
                  13.1 on a quarterly basis within 60 days after the end of each calendar quarter. With each payment Newco shall provide Geron with a written report that includes, for each calendar quarter, on a product-by-product and country-by-country basis:
                  (i) the identity and quantity of Licensed Products sold by Newco or its sublicensees; (ii) the identity of the countries in which such sales have been made; (iii) the gross and Net Sales Revenues from such sales; and (iv) the gross and Net Sublicence Revenues received by Newco, on a sublicence-by-sublicence basis. Newco shall provide a copy of its audited financial statements for each relevant financial year to Geron as soon as practicable after they are prepared together with a written statement from a director or officer of Newco certifying the amount of the royalties payable to Geron in respect of such financial year. Any discrepancy as to the amount of royalties payable as shown by the audited financial statements for the relevant financial year shall be promptly corrected, within five (5) Business Days after such audited financial statements are made available to Newco, by payment or



-------------

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                  refund by either Geron or BRC (as appropriate) of the difference in the amount of royalties payable, together with the accrued interest. All payments of royalties by Newco to Geron hereunder shall be made in US$, without any set-off, deduction or withholding of any kind. If Newco is overdue with any payment of royalties to Geron hereunder, then Newco shall be liable to pay interest on the overdue amount at an annual rate of 3% above the prevailing prime lending rate of The Hongkong and Shanghai Banking Corporation Limited, which interest shall accrue on a daily basis from the due date for payment until Geron has received payment of all outstanding sums in full.

                  13.2 Payments Generally. All payments shall be made in U.S. dollars by wire transfer to the account designated by Geron to Newco in writing from time to time and shall be considered received on the date such funds actually are received in the account. Newco shall be solely responsible for any and all payments due from its sublicensees.

                  13.3 Non-U.S. Sales - Conversion and Withholding.
                  (a) Royalties shall be calculated in the currency in which they are received by Newco, and converted into U.S. dollars and paid in U.S. dollars on the basis of the average of the closing spot selling exchange rates on the last Business Day of the calendar quarter as reported by the Wall Street Journal. If the Wall Street Journal ceases to publish currency exchange rates, the parties shall agree to an alternate reference.

                  (b) If Newco or any other person is required by any law or regulation to make any deduction or withholding (on account of tax or otherwise) from any payment, Newco shall, or (as the case may be) shall procure that its sublicensee or such other person shall, together with such payment, pay such additional amount as will ensure that Geron receives (free and clear of any tax or other deductions or withholdings) the full amount which it would have received if no such deduction or withholding had been required.

                  13.4 Records and Audit. Newco shall keep proper and adequate records and accounts of Net Sales Revenues and Net Sublicence Revenues in sufficient detail to enable the amounts payable to Geron under this Section 13 to be reasonably determined. Newco shall require its sublicensees to keep such records as required by this Section 13.4 and shall be solely responsible to Geron for such sublicensees' compliance with this Section
                  13.4. Upon reasonable notice to Newco, Geron shall have the right to have an independent certified public accountant, selected by Geron and reasonably acceptable to Newco, and under an appropriate obligation of confidentiality, audit Newco's and Newco's sublicensees' records pertaining to Licensed Products during normal business hours to verify the amounts payable pursuant to this Agreement; provided, however, that such audit: (i) shall not take place more frequently than once a year; and (ii) shall not cover such records for more than the preceding five (5) years. Such audit shall be at Geron's expense unless Newco has paid Geron less than ninety percent (90%) of the amount determined to be due for any full calendar year, in which case Newco shall reimburse Geron for all expenses related to such audit. Any discrepancy between the amount of royalties payable as shown by the results of such audit and the amount of royalties actually paid shall be promptly corrected, within ten (10) Business Days after the results of such audit are made available to Newco, by payment or refund, by either Geron or Newco (as appropriate) of the difference in the amount of royalties payable, together with accrued interest. Newco shall (and shall require its sublicensees to) preserve and maintain all such records and accounts required for audit for a period of at least five (5) years after the quarter to which such records and accounts apply.

6. In all other respects, the Licence Agreement remains unchanged and in full force and effect.



IN WITNESS THEREOF, Geron and Newco have caused this Agreement to be executed by their duly authorized representatives as of the day and year first written above.



 GERON CORPORATION                         TA THERAPEUTICS LIMITED


 By:___________________________            By:___________________________

                                   Schedule 3
                                   ----------
                               Existing Compounds
                               ------------------


GRN140665

GRN139951

                                   Schedule 4
                                   ----------
                           Discovery Research Program
                           --------------------------


Location

*

Objectives

*

Strategy for Discovery Research

1.       *

2.       *

3.       *

Discovery Research Workplan

1.  *

     a. *
     b. *
     c. *

2.       *

     a.   *

3.       *

     a. *
        i. *
        ii. *







-------------

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

IN WITNESS whereof this Agreement has been executed by the Parties and is intended to be and is hereby delivered on the date appearing at the head hereof.


SIGNED by Yuk Shan Wong    )
for and on behalf of       )
BIOTECHNOLOGY              )        /s/ Yuk Shan Wong
RESEARCH CORPORATION       )
LIMITED                             )
in the presence of: Tony R. Eastham )

                  /s/ Tony R. Eastham




SIGNED by David Earp                )
for and on behalf of                )        /s/ David J. Earp
GERON CORPORATION                   )
in the presence of: James Griffiths )

         /s/ James Griffiths
         Solicitor, Hong Kong SAR
         Cheng Wong Lam & Partners






SIGNED by David Earp                )
for and on behalf of                )        /s/ David J. Earp
TA THERAPEUTICS LIMITED             )
in the presence of: James Griffiths )

         /s/ James Griffiths
         Solicitor, Hong Kong SAR
         Cheng Wong Lam & Partners